UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 27, 2007

TRIAD HOSPITALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14695	75-2816101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Tennyson Parkway Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(214) 473-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 27, 2007, following the completion of the individual performance evaluation of James D. Shelton, Chairman of the Board, President and Chief Executive Officer of Triad Hospitals, Inc. (the “Company”), by the full board of directors, and in accordance with its regular practice, the compensation committee of the board of directors of the Company approved a 3% increase in Mr. Shelton’s annual base salary to $1,623,074, effective as of February 26, 2007. In addition, in accordance with its regular practice, the compensation committee approved a grant of 60,000 shares of restricted stock of the Company to Mr. Shelton under the Triad Hospitals, Inc. Amended and Restated Long-Term Incentive Plan (the “LTIP Plan”). A copy of the LTIP Plan was previously filed as Exhibit A to the Company’s definitive proxy statement on Schedule 14A in connection with its annual meeting of stockholders held on May 24, 2005. The form of Restricted Stock Award Agreement that will be used to document the restricted share grant described herein was previously filed as Exhibit 10.3 to the Company’s current report on Form 8-K dated May 24, 2005. Reference is made to the LTIP Plan and the form of Restricted Stock Award Agreement for a description of the terms and conditions of the restricted share grant described herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD HOSPITALS, INC.

By:	/S/ REBECCA HURLEY
Rebecca Hurley Senior Vice President and General Counsel

Date: May 30, 2007